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Exhibit 23.01(a)

SIDLEY AUSTIN BROWN & WOOD LLP

February 27, 2004

CIS Investments, Inc.
Managing Owner of
    JWH Global Trust
233 South Wacker Drive
Suite 2300
Chicago, IL 60606

CONSENT OF COUNSEL

        We consent to the references to our firm under the captions "Tax Consequences" and "Lawyers; Accountants" in Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (Reg. No. 333-105282) as filed with the United States Securities and Exchange Commission on or about February 27, 2004 and the related Prospectus of JWH Global Trust.

                      Very truly yours,

                      Sidley Austin Brown & Wood LLP

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  Exhibit 23.01(a)